Exhibit 10-4

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of July 2, 2015, is made by and between GTMP HOLDINGS, LLC, a Delaware limited liability company (“Seller”), and TAMARES TYSONS CORNER LLC, a Delaware limited liability company (“Buyer”).
WHEREAS, Seller and Buyer have entered into that certain Purchase and Sale Agreement dated June 24, 2015 (“Purchase Agreement”), concerning the purchase and sale of certain property located at 7950 Jones Branch Drive, McLean, Virginia, as more particularly described in the Purchase Agreement; and
WHEREAS, Seller and Buyer desire to make certain modifications to the Purchase Agreement, all upon the terms and conditions set forth in this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed between Seller and Buyer as follows:

1.	The reference to “July 2, 2015” set forth in Section 3(b) of the Purchase Agreement is hereby deleted and replaced with “July 14, 2015”.

2.	Both references to “July 2, 2015” set forth in Section 4(c) of the Purchase Agreement are hereby deleted and replaced with “July 14, 2015”.

3.	The reference to “July 2, 2015” set forth in Section 4(d) of the Purchase Agreement is hereby deleted and replaced with “July 14, 2015”.

4.	The reference to “August 3, 2015” set forth in Section 9(a) of the Purchase Agreement is hereby deleted and replaced with “August 10, 2015”.

5.	The penultimate sentence in Section 9(a) of the Purchase Agreement is hereby deleted and replaced with the following:

“Notwithstanding anything contained herein to the contrary, Buyer may elect to extend the Closing Date to September 10, 2015, upon giving written notice thereof to Seller on or before August 6, 2015, accompanied by depositing with Escrow Agent simultaneously with such notice, an additional non-refundable deposit (to be applied to the Purchase Price at Closing), in the sum of Five Million and 00/100 ($5,000,000.00) for such extension (the “Extension Deposit”).”

6.
The reference to “July 2, 2015” set forth in Section 18 of the Purchase Agreement, together with each corresponding reference to “July 2, 2015” set forth on Exhibit B-1 and Exhibit B-2 to the Purchase Agreement, are hereby deleted and replaced with “July 14, 2015”.

7.
Seller and Buyer acknowledge that the parties have agreed to all terms and conditions of the SpinCo Lease Amendment (as defined in Section 19 of the Purchase Agreement), a copy of which is attached hereto as Exhibit “1”. Accordingly, the contingency set forth in Section 19 of the Purchase Agreement has been satisfied.

8.
The terms and provisions of the Purchase Agreement as hereby amended are hereby ratified and confirmed in all respects. In the event of a conflict between the terms and conditions of this Amendment and the Purchase Agreement, this Amendment shall govern and control.

9.
This Amendment may be executed in counterparts, and transmitted by e-mail or telecopy by and to each of the parties, and each such counterpart shall be deemed an original, and all of them together shall constitute a single instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the day and year first above written.
SELLER:
GTMP HOLDINGS, LLC

By:    /s/ Todd Mayman
    Name:    Todd Mayman
    Title:    Secretary

BUYER:
TAMARES TYSONS CORNER LLC
By:    The Zabludowicz United States Trust Two, its sole member
By:    /s/ Fabio Botterini De Pelosi
    Name:    Fabio Botterini De Pelosi
    Title:    Trustee